Exhibit 99.1

NEWS RELEASE

Newmont CEO’s Statement on Pending Acquisition of Newcrest Achieving Legal Effectiveness in Australia

10/18/2023

DENVER--(BUSINESS WIRE)-- Newmont Corporation’s (NYSE: NEM, TSX: NGT) President and Chief Executive Officer, Tom Palmer, today issued the following statement after the Scheme of Arrangement (“Scheme”), under which Newcrest Mining Limited (ASX, TSX, PNGX: NCM) will be acquired by Newmont, became legally effective under Australian law. This followed lodging of the orders of the Federal Court of Australia with the Australian Securities and Investments Commission after Newcrest’s shareholders voted in favor of the Scheme.

“This milestone represents a pivotal and historic moment in our strategy to create the world’s premier gold and copper company by consolidating Tier 1 assets in the world’s most favorable mining jurisdictions,” said Tom Palmer, Newmont’s President and Chief Executive Officer. “Once complete, our combined business will feature 10, Tier 1 operations supporting decades of safe, profitable, and responsible gold and copper production, with best-in-class sustainability performance. We appreciate Newcrest’s and Newmont’s shareholders’ vote of confidence in our value-focused strategy, proven operating model and seasoned management team.”

All regulatory, shareholder and legal approvals for the proposed acquisition of Newcrest by Newmont have been secured. Newmont and Newcrest expect the transaction to close in early November.

On May 14, 2023, Newmont announced its definitive agreement to acquire Newcrest. The combination would create a world-class portfolio of assets with the highest concentration of Tier One operations, primarily in favorable, low-risk mining jurisdictions. Upon closing of the transaction, the combined Company would deliver a multi-decade production profile from 10 large, long-life, low cost Tier 1 operations, and increased annual copper production, primarily from Australia and Canada. The combined business is anticipated to generate annual pre-tax synergies of $500 million, expected to be achieved within the first 24 months, while also targeting at least $2 billion in cash improvements through portfolio optimization in the first two years after closing.1

1 See cautionary statement for additional information.

About Newmont

Newmont is the world’s leading gold company and a producer of copper, silver, zinc and lead. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in North America, South America, Australia and Africa. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical expertise. Newmont was founded in 1921 and has been publicly traded since 1925.

At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining. To learn more about Newmont’s sustainability strategy and initiatives, go to www.newmont.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Australian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “pending,” “proposed” or “potential.” Forward-looking statements may include, without limitation, statements relating to (i) the pending transaction to acquire the share capital of Newcrest Mining Limited ("Newcrest”), timing and implementation of the pending transaction, including satisfaction of customary closing conditions; (ii) estimates of expected synergies; (iii) estimates of expected incremental cash flow generation and portfolio optimization opportunities; and (iv) other expectations regarding the combined business.

Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Risks relating to forward looking statements in regard to the combined business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution, governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include:

the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont Corporation’s (“Newmont”) and Newcrest’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the pending transaction; the risk associated with the timing of the implementation of the pending transaction, including the risk that the pending transaction may fail to be implemented for any reason; the outcome of any legal proceedings that have been or may be instituted against the parties and others related to a scheme implementation deed dated May 15, 2023, as amended by a letter dated September 4, 2023 and further amended from time to time; unanticipated difficulties or expenditures relating to the pending transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the scheme consideration to be issued in connection with the pending transaction; the anticipated size of the markets and continued demand for Newmont’s and Newcrest’s resources and the impact of competitive responses to the announcement of the transaction; and the diversion of management time on pending transaction-related issues. For a more detailed discussion of such risks and other factors, see Newmont’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the United States Securities and Exchange Commission (“SEC”) on February 23, 2023, as updated by the current report on Form 8-K, filed with the SEC on July 20, 2023, as well as Newmont’s other SEC filings, including the definitive proxy statement, filed with the SEC on September 5, 2023, under the heading “Risk Factors”, and other factors identified in Newmont’s reports filed with the SEC, available on the SEC website or www.newmont.com. Newcrest’s most recent annual financial report for the fiscal year ended June 30, 2023 as well as Newcrest’s other filings made with Australian securities regulatory authorities are available on the ASX website (www.asx.com.au) or www.newcrest.com. Newmont and Newcrest do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward- looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Synergies and value creation as used herein are management estimates provided for illustrative purposes and should not be considered a GAAP or non-GAAP financial measure. Synergies represent management’s combined estimate of pre-tax synergies, supply chain efficiencies and Full Potential improvements, as a result of the integration of Newmont’s and Newcrest’s businesses that have been monetized for the purposes of the estimation. Because synergies estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the integration of Newmont’s and Newcrest’s businesses, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Synergies are “forward-looking statements” subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected or past synergies.

Portfolio optimization as used in this press release is a management estimate provided for illustrative purposes and should not be considered a GAAP or non-GAAP financial measure. Because the enhancement to cash flow estimates the differences between certain actual cash flows and management estimates of cash flows in the absence of the integration of Newmont’s and Newcrest’s businesses, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Portfolio optimization to enhance cash flows is a “forward- looking statement” subject to risks, uncertainties and other factors which could cause enhanced cash flows to differ from expectations.

“Tier 1 assets” is defined as having, on average over such asset’s mine life: (1) production of over 500,000 gold equivalent ounces per year on a consolidated basis, (2) average All-In Sustaining Cost (“AISC”) per ounce in the lower half of the industry cost curve, (3) an expected mine life of over 10 years, and (4) operations in countries that are classified in the A and B rating ranges for Moody’s, S&P and Fitch. For the definitions of such terms and metrics with respect to Newmont, see Newmont’s annual report on Form 10-K on file with the SEC. Such terms and metrics with respect to Newcrest’s assets are as calculated by Newcrest and disclosed in public filings lodged with the Australian Stock Exchange. With respect to other assets in the industry, such terms and metrics are as published in public filings of the third party entities reporting with respect to those assets. Our methods of calculating operating metrics, such as AISC, and those of third parties may differ for similarly titled metrics published by other parties due to differences in methodology.

View source version on businesswire.com: https://www.businesswire.com/news/home/20231018320858/en/

Media Contact

Omar Jabara
720.212.9651

omar.jabara@newmont.com

Investor Contact
Daniel Horton
303.837.5468

daniel.horton@newmont.com

Source: Newmont Corporation

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